Exhibit 10.02

CHEGG, INC.

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

Adopted by the Board on August 22, 2005

Approved by the Stockholders on August 22, 2005

Amended on December 1, 2009

Amended on March 16, 2010

Amended and Restated on February 9, 2011

Amended on May 4, 2011

Amended on September 10, 2011

Amended and Restated on March 14, 2012

Amended on November 7, 2012

		Page(s)

SECTION 1. PURPOSE		1

SECTION 2. DEFINITIONS		1

2.1	“Award”	1
2.2	“Award Agreement”	1
2.3	“Board”	1
2.4	“Change in Control”	1
2.5	“Code”	2
2.6	“Committee”	2
2.7	“Company”	2
2.8	“Consultant”	2
2.9	“Disability”	2
2.10	“Employee”	2
2.11	“Exchange Act”	2
2.12	“Exercise Price”	3
2.13	“Fair Market Value”	3
2.14	“ISO”	3
2.15	“NSO”	3
2.16	“Option”	3
2.17	“Optionee”	3
2.18	“Outside Director”	3
2.19	“Parent”	3
2.20	“Participant”	3
2.21	“Plan” shall	3
2.22	“Purchase Price”	3
2.23	“Purchaser”	3
2.24	“Restricted Share Agreement”	3
2.25	“Restricted Stock Unit” or “RSU”	3
2.26	“Restricted Stock Unit Agreement”	4
2.27	“Securities Act”	4
2.28	“Service”	4
2.29	“Share”	4
2.30	“Stock”	4
2.31	“Stock Option Agreement”	4
2.32	“Subsidiary”	4
2.33	“Ten-Percent Stockholder”	4

SECTION 3. ADMINISTRATION		4

3.1	General Rule	4
3.2	Board Authority and Responsibility	5

SECTION 4. ELIGIBILITY		5

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(continued)

		Page(s)

4.1	General Rule	5

SECTION 5. STOCK SUBJECT TO PLAN		5

5.1	Share Limit	5
5.2	Additional Shares	5

SECTION 6. RESTRICTED SHARES		5

6.1	Restricted Share Agreement	5
6.2	Duration of Offers and Nontransferability of Purchase Rights	5
6.3	Purchase Price	6
6.4	Repurchase Rights and Transfer Restrictions	6

SECTION 7. STOCK OPTIONS		6

7.1	Stock Option Agreement	6
7.2	Number of Shares; Kind of Option	6
7.3	Exercise Price	6
7.4	Term	6
7.5	Exercisability	6
7.6	Repurchase Rights and Transfer Restrictions	7
7.7	Transferability of Options	7
7.8	Exercise of Options on Termination of Service	7
7.9	No Rights as a Stockholder	8
7.10	Modification, Extension and Renewal of Options	8

SECTION 8. RESTRICTED STOCK UNITS		9

8.1	Awards of Restricted Stock Units	9
8.2	Purchase Price	9
8.3	Form and Timing of Settlement	9
8.4	Nontransferability of Rights	10

SECTION 9. PAYMENT FOR SHARES		10

9.1	General	10
9.2	Surrender of Stock	10
9.3	Services Rendered	10
9.4	Promissory Notes	10
9.5	Exercise/Sale	10
9.6	Exercise/Pledge	10
9.7	Other Forms of Payment	11

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(continued)

		Page(s)

SECTION 10. ADJUSTMENT OF SHARES		11

10.1	General	11
10.2	Dissolution or Liquidation	11
10.3	Mergers and Consolidations	11
10.4	Reservation of Rights	11

SECTION 11. REPURCHASE RIGHTS		11

11.1	Company’s Right To Repurchase Shares	11

SECTION 12. WITHHOLDING TAXES		12

12.1	General	12
12.2	Share Withholding	12
12.3	Cashless Exercise/Pledge	12
12.4	Other Forms of Payment	12

SECTION 13. SECURITIES LAW REQUIREMENTS		13

13.1	General	13
13.2	Voting and Dividend Rights	13
13.3	Financial Reports	13

SECTION 14. NO RETENTION RIGHTS		13

SECTION 15. DURATION AND AMENDMENTS		13

15.1	Term of the Plan	13
15.2	Right to Amend or Terminate the Plan	13
15.3	Effect of Amendment or Termination	14

SECTION 16. EXECUTION		14

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Chegg, Inc.

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

(As Amended on November 7, 2012)

SECTION 1. PURPOSE.

The Plan was adopted by the Board of Directors effective August 22, 2005, and amended on November 7, 2012. The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through the grant of Awards covering Shares.

The grant of Awards under the Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, the grant of Awards may be made in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the Award Agreement.

SECTION 2. DEFINITIONS.

2.1	“Award” means an award pursuant to the terms and conditions of this Plan, including any Option, Restricted Stock Unit or Restricted Share.

2.2	“Award Agreement” means with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms, conditions and restrictions of the Award as approved by the Committee, including Restricted Share Agreements, Restricted Stock Unit Agreements, and Stock Option Agreements.

2.3	“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.4	“Change in Control” shall mean the occurrence of any of the following events:

(a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(b)	The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(c)	Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 2.2(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include a transaction the sole purpose of which is (a) to change the state of the Company’s incorporation, (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (c) to make an initial public offering of the Company’s Stock.

2.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6	“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.7	“Company” shall mean Chegg, Inc., a Delaware corporation.

2.8	“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.

2.9	“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.10	“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.11	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

2.12	“Exercise Agreement” shall mean a written stock option exercise agreement in a form approved by the Board (which need not be the same for each Participant).

2.13	“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

2.14	“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

2.15	“ISO” shall mean an incentive stock option described in section 422(b) of the Code.

2.16	“NSO” shall mean a stock option that is not an ISO.

2.17	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.18	“Optionee” shall mean a holder of an Option.

2.19	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.20	“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.21	“Participant” means a person who receives an Award under this Plan.

2.22	“Plan” shall mean the Chegg, Inc. 2005 Stock Incentive Plan, as may be amended from time to time.

2.23	“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan pursuant to a Restricted Share Agreement.

2.24	“Purchaser” shall mean a person to whom the Board has offered the right to acquire Shares under the Plan pursuant to a Restricted Share Agreement.

2.25	“Required Information” shall mean for Section 7.14, the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being not more than 180 days old.

2.26	“Restricted Share Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

2.27	“Restricted Stock Unit” or “RSU” is an Award covering a number of Shares that may be settled in cash, or by issuance of Shares.

2.28	“Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Participant who is awarded RSUs under the Plan that contains the terms, conditions and restrictions pertaining to such Award.

2.29	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.30	“Service” shall mean service as an Employee, a Consultant or an Outside Director. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.

2.31	“Share” shall mean one share of Stock, as adjusted in accordance with Section 10 (if applicable).

2.32	“Stock” shall mean the common stock of the Company.

2.33	“Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

2.34	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.35	“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.33, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1	General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

3.2	Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4. ELIGIBILITY.

4.1	General Rule. Employees, Consultants and Outside Directors shall be eligible for the grant of Awards, but only Employees shall be eligible for the grant of ISOs.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1	Share Limit. Subject to Sections 5.2 and 10, the aggregate number of Shares which may be issued under the Plan shall not exceed 26,276,805 Shares. The number of Shares which are subject to Awards outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 160,000,000 Shares (adjusted in proportion to any adjustments under Section 10.1 hereof) over the term of the Plan.

5.2	Additional Shares. In the event that any outstanding Award expires or is canceled for any reason, the Shares allocable to the unexercised or unsettled, as applicable, portion of such Option or other Award shall remain available for issuance pursuant to the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, then such Share shall again become available for issuance under the Plan.

SECTION 6. RESTRICTED SHARES.

6.1	Restricted Share Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option or settlement of an RSU) shall be evidenced by a Restricted Share Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

6.2

Duration of Offers and Nontransferability of Purchase Rights. Any right to acquire Shares (other than an Option or RSU) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the Company communicates the grant of such right to the Purchaser. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted.

6.3	Purchase Price. The Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 9, if applicable.

6.4	Repurchase Rights and Transfer Restrictions. Each award or sale of Shares shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 11. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

SECTION 7. STOCK OPTIONS.

7.1	Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

7.2	Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10. The Stock Option Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3	Exercise Price. Each Stock Option Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 9. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion: the Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

7.4	Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5

Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Optionee has delivered to the Company an executed copy of the Stock Option Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:

(a)	Options Granted to Outside Directors, Consultants or Officers. An Option granted to an Optionee who is a Consultant or an officer or director of the Company, a Parent or a Subsidiary shall be exercisable at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

(b)	Early Exercise. A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that are subject to a right of repurchase by the Company in accordance with the requirements of Section 11.1.

7.6	Repurchase Rights and Transfer Restrictions. Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 11. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

7.7	Transferability of Options. During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Optionee to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by section 260.140.41(d) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act. For the avoidance of doubt, the prohibition against assignment and transfer applies to an Option and, prior to exercise, the Shares to be issued on exercise of an Option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act).

7.8

Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service. Each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days (with any exercise period beyond three (3) months after the Termination Date deemed to be an NSO) if termination of Service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (with any exercise period beyond twelve (12) months after the Termination Date deemed to be an NSO). Notwithstanding the foregoing, in no event may any Option be exercisable later than the expiration of the Option term. If the Optionee’s Service is terminated for cause, the Stock Option

Agreement may provide that the Optionee’s right to exercise the Option terminates immediately on the effective date of the Optionee’s termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Optionee’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.9	No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 10.

7.10	Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase the Optionee’s obligations under such Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 7.13 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of the Optionees by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 7.3 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

7.11	Method of Exercise. Options may be exercised only by delivery to the Company of an Exercise Agreement. The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Optionee’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Each Optionee’s Exercise Agreement may be modified by (i) agreement of Optionee and the Company or (ii) substitution by the Company, upon becoming a public company, in order to add the payment terms set forth in Section 9 that apply to a public company and such other terms as shall be necessary or advisable in order to exercise a public company option. Upon exercise of an Option, Optionee shall execute and deliver to the Company the Exercise Agreement then in effect, together with payment in full of the Exercise Price for the number of Shares being purchased and payment of any applicable taxes.

7.12

Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NSOs. In the event that the Code or the regulations promulgated thereunder are amended after the date this Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

7.13	No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Optionee, to disqualify any Optionee’s ISO under Section 422 of the Code.

7.14	Information to Optionees. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information in the manner required by Rule 12h-1(f)(1) to all optionees every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the Optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company.

SECTION 8. RESTRICTED STOCK UNITS.

8.1	Awards of Restricted Stock Units. Each grant of an RSU under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Participant and the Company. The RSU shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Stock Unit Agreement, which are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2	Purchase Price. No Purchase Price shall apply to an RSU settled in Shares other than the payment of the aggregate par value of all Shares issuable upon such settlement, if so required.

8.3

Form and Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.

8.4	Nontransferability of Rights. The RSU shall be nontransferable and shall be settled only by the Participant to whom the right was granted.

SECTION 9. PAYMENT FOR SHARES.

9.1	General. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 9.

9.2	Surrender of Stock. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering, or attesting to ownership of, Shares which have already been owned by the Optionee; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise.

9.3	Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past services rendered to the Company, a Parent or Subsidiary.

9.4	Promissory Notes. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Participant. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Participant is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Participant until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

9.5	Exercise/Sale. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

9.6	Exercise/Pledge. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

9.7	Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 10. ADJUSTMENT OF SHARES.

10.1	General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to one or more of the following: (i) the number of Shares available for future awards under Section 5; (ii) the number of Shares covered by each outstanding Award; (iii) the Exercise Price under each outstanding Option; or (iv) the price of Shares subject to the Company’s right of repurchase.

10.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

10.3	Mergers and Consolidations. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, outstanding Awards shall be subject to the agreement of merger, consolidation or sale. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption of the Plan and outstanding Awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iv) immediate exercisability of such outstanding Awards followed by the cancellation of such Awards; or (v) settlement of the full value of the outstanding Awards (whether or not then exercisable) in cash or cash equivalents followed by the cancellation of such Awards; in each case without the Participant’s consent.

10.4	Reservation of Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 11. REPURCHASE RIGHTS.

11.1	Company’s Right To Repurchase Shares. The Company shall have the right to repurchase Shares that have been acquired through an award or sale of Shares or exercise of an Option upon termination of the Participant’s Service if provided in the applicable Award Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when the right to repurchase shall lapse as to all or any portion of the Shares, and may, in its discretion, provide for accelerated vesting in the event of a Change in Control or other events. The following restrictions shall apply in the case of a Participant who is not a Consultant or an officer or director of the Company, a Parent or Subsidiary:

(a)	Repurchase Price. If the Company retains a right to repurchase the Shares at not less than the Fair Market Value of the Shares on the date that the Purchaser’s Service terminates, then such repurchase right shall terminate when the Company’s Stock becomes publicly traded.

(b)	Exercise of Repurchase Right. The Company’s right of repurchase under this Section 11.1 may be exercised only within ninety (90) days of the date on which the Participant’s Service terminates or, if the Participant acquired the Shares upon exercise of an Option, or settlement of an RSU, after the date of termination, within ninety (90) days from the date of exercise or settlement.

(c)	Payment of Repurchase Price. The Company shall pay the repurchase price in cash, cash equivalents or for cancellation of indebtedness incurred in purchasing the Shares.

SECTION 12. WITHHOLDING TAXES.

12.1	General. A Participant or his or her successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2	Share Withholding. The Board may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

12.3	Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Participant’s withholding obligation by cashless exercise or pledge.

12.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

SECTION 13. SECURITIES LAW REQUIREMENTS.

13.1	General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be listed.

13.2	Voting and Dividend Rights. The holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. An Award Agreement, however, may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

13.3	Financial Reports. At least annually, the Company shall furnish its financial statements, including a balance sheet regarding the Company’s financial condition and results of operations, to Participants and stockholders who have received Shares under the Plan, unless such persons are key employees whose duties at the Company assure them access to equivalent information. Financial statements need not be audited.

SECTION 14. NO RETENTION RIGHTS.

No provision of the Plan, or any right or Award granted under the Plan, shall be construed to give any Participant any right to become an Employee, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or subsidiary to whom the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her.

SECTION 15. DURATION AND AMENDMENTS.

15.1	Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Section 15.2 below.

15.2

Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 10) or (ii) materially changes the class of persons who are eligible for the grant of Options or the award or sale of Shares. At least two-thirds (2/3) of the Company’s Shares entitled to vote must affirmatively approve an increase in the number of Shares available for issuance if the total number of Shares that may be issued upon the exercise or settlement of all outstanding Awards and the total number of Shares provided under any stock bonus or similar plan of the Company exceed thirty percent (30%) of all outstanding Shares of the Company.

15.3	Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Award previously granted under the Plan without the holder’s consent.

SECTION 16. EXECUTION.

To record the adoption of the Plan by the Board on August 22, 2005, effective on such date, the Company has caused its authorized officer to execute the same.

Chegg, Inc.

By	/s/ Mohammad Osman Rashid

Its	Chief Executive Officer

No Early Exercise

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

CHEGG, INC.

2005 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Chegg, Inc. (the “Company”) hereby grants you the following Option to purchase shares of its common stock (“Shares”). The terms and conditions of this Option are set forth in the Stock Option Agreement and the Chegg, Inc. 2005 Stock Incentive Plan (the “Plan”), both of which are attached to and made a part of this document.

Date of Grant:

Name of Optionee:

Number of Option Shares:

Exercise Price per Share:	$ (The Exercise Price per Share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. If Optionee is a Ten-Percent Shareholder, the Exercise Price per Share of an ISO must be at least one hundred ten percent (110%) of Fair Market Value.)

Vesting Start Date:	, 20

Type of Option:	ISO

Vesting Schedule:	Subject to the terms and conditions set forth in Section 2 of the Stock Option Agreement, the Option vests with respect to the first 25% of the Shares when the Optionee completes 12 months of continuous Service after the Vesting Start Date, and with respect to an additional 1/48th of the Shares when the Optionee completes each full month of continuous Service thereafter.

By signing this document, you acknowledge receipt of a copy of the Plan, and agree that (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement, the Plan document and “Notice of Exercise and Common Stock Purchase Agreement” (the “Exercise Notice”); (b) you hereby make the purchaser’s investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that the Stock Option Agreement, including its cover sheet and attachments, constitutes the entire understanding between you and the Company regarding this Option, and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to this Option prior to signing this cover sheet and that you have either consulted such counsel or voluntarily declined to consult such counsel.

CHEGG, INC.

By:

Its:

CHEGG, INC.

NOTICE OF STOCK OPTION GRANT

CHEGG, INC.

2005 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 1. KIND OF OPTION.

This Option is intended to be either an incentive stock option intended to meet the requirements of section 422 of the Internal Revenue Code (an “ISO”) or a non-statutory option (an “NSO”), which is not intended to meet the requirements of an ISO, as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO, it shall be deemed to be an NSO to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

SECTION 2. VESTING.

Subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Agreement”), your Option will be exercisable with respect to the Shares that have become vested in accordance with the schedule set forth in the Notice of Stock Option Grant. If your Option is granted in consideration of your Service as an Employee or a Consultant, after your Service as an Employee or a Consultant terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Employee or a Consultant terminates. If your Option is granted in consideration of your Service as an Outside Director, after your Service as an Outside Director terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Outside Director terminates.

SECTION 3. TERM.

Your Option will expire in any event at the close of business at Company headquarters on ten (10) years after the Date of Grant; provided, however, that if your Option is an ISO it will expire five (5) years after the Date of Grant if you are a Ten-Percent Shareholder of the Company (the “Expiration Date”). Also, your Option will expire earlier if your Service terminates, as described below.

SECTION 4. REGULAR TERMINATION.

(a)	If your Service terminates for any reason except death or Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service. During that three (3) month period, you may exercise the portion of your Option that was vested on your termination date. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

CHEGG, INC.

STOCK OPTION AGREEMENT

(b)	If your Option is an ISO and you exercise it more than three months after termination of your Service as an Employee for any reason other than death or Disability expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will cease to be eligible for ISO tax treatment.

(c)	Your Option will cease to be eligible for ISO tax treatment if you exercise it more than three months after the 90th day of a bona fide leave of absence approved by the Company, unless you return to employment immediately upon termination of such leave or your right to reemployment after your leave was guaranteed by statute or contract.

SECTION 5. DEATH.

If you die while in Service with the Company, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death. During that twelve (12) month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

SECTION 6. DISABILITY.

(a)	If your Service terminates because of a Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date. During that twelve (12) month period, you may exercise that portion of your Option that was vested on the date of your Disability. “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)	If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Service as an Employee.

SECTION 7. EXERCISING YOUR OPTION.

To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement (the “Exercise Notice”), attached as Exhibit A. You must submit this form, together with full payment, to the Company. Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

CHEGG, INC.

STOCK OPTION AGREEMENT

SECTION 8. PAYMENT FORMS.

When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in cash or cash equivalents. Alternatively, you may pay all or part of the Exercise Price by surrendering, or attesting to ownership of, Shares already owned by you, unless such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise. To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case as determined by the Company, you also may exercise your Option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if requested, applicable withholding taxes. The Company will provide the forms necessary to make such a cashless exercise. The Board may permit such other payment forms as it deems appropriate, subject to applicable laws, regulations and rules.

SECTION 9. TAX WITHHOLDING AND REPORTING.

(a)	You will not be allowed to exercise this Option unless you pay, or make acceptable arrangements to pay, any taxes required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option. You hereby authorize withholding from payroll or any other payment due you from the Company or your employer to satisfy any such withholding tax obligation.

(b)	If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition.

SECTION 10. RIGHT OF FIRST REFUSAL.

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have a “Right of First Refusal” with respect to such Shares in accordance with the provisions of the Exercise Notice and Article 10 of the Company’s Amended and Restated Bylaws, as approved by the Company’s Board of Directors on February 9, 2011, as attached as Annex I to the Exercise Notice.

SECTION 11. RESALE RESTRICTIONS/MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Company’s initial public offering, you may be prohibited from engaging in any transaction with respect to any of the Company’s common stock without the

CHEGG, INC.

STOCK OPTION AGREEMENT

prior written consent of the Company or its underwriters in accordance with the provisions of the Exercise Notice.

SECTION 12. TRANSFER OF OPTION.

Prior to your death, only you may exercise this Option. This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your Option in any other way. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by you to a revocable trust or to one or more family members or to a trust established for your benefit and/or one or more of your family members to the extent permitted by the Plan.

SECTION 13. RETENTION RIGHTS.

This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.

SECTION 14. SHAREHOLDER RIGHTS.

Neither you nor your estate or heirs have any rights as a shareholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

SECTION 15. ADJUSTMENTS.

In the event of a stock split, a stock dividend or a similar change in the Company’s Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity as set forth in the Plan.

SECTION 16. LEGENDS.

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR

CHEGG, INC.

STOCK OPTION AGREEMENT

FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED IN THE BYLAWS OF THE COMPANY.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 17. TAX DISCLAIMER.

You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation. For your information, a memorandum that briefly summarizes current U.S. federal income tax law relating to certain aspects of stock options is attached hereto as Exhibit B. Please note that this memorandum does not purport to be complete. Although the Company will make available to you general tax information about stock options, you agree that the Company shall not be held liable or responsible for making such information available to you and any tax or financial consequences that you may incur in connection with your Option.

CHEGG, INC.

STOCK OPTION AGREEMENT

In addition, as noted in Exhibit B, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences under new Section 409A of the Internal Revenue Code, which is generally effective January 1, 2005. The Board has made a good faith determination that the exercise price per share of the Option is not less than the fair market value of the Shares underlying your Option on the Date of Grant. It is possible, however, that the Internal Revenue Service could later challenge that determination and assert that the fair market value of the Shares underlying your Option was greater on the Date of Grant than the exercise price determined by the Board, which could result in immediate income tax upon the vesting of your Option (whether or not exercised) and a 20% tax penalty, as well as the loss of incentive stock option status (if applicable). The Company gives no assurance that such adverse tax consequences will not occur and specifically assumes no responsibility therefor. By accepting this Option, you acknowledge that any tax liability or other adverse tax consequences to you resulting from the grant of the Option will be the responsibility of, and will be borne entirely by, you. YOU ARE THEREFORE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.

SECTION 18. THE PLAN AND OTHER AGREEMENTS.

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

SECTION 19. MISCELLANEOUS PROVISIONS.

(a)	You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(b)	The value of this Option shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c)	You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

CHEGG, INC.

STOCK OPTION AGREEMENT

(d)	You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of the your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(e)	You consent to the collection, use and transfer of personal data as described in this Subsection. You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection by contacting the Human Resources Department of the Company in writing.

SECTION 20. APPLICABLE LAW.

This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice of law provisions).

CHEGG, INC.

STOCK OPTION AGREEMENT

EXHIBIT A

CHEGG, INC. 2005 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is dated as of             ,     , between Chegg, Inc. (the “Company”), and                                          (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company granted Purchaser a stock option on             , 20    , (the “Date of Grant”) pursuant to a stock option agreement (the “Option Agreement”) under which Purchaser has the right to purchase up to                 shares of the Company’s common stock (the “Option Shares”); and

WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Chegg, Inc. 2005 Stock Incentive Plan (the “Plan”). Certain capitalized terms used in this Agreement are defined in the Plan.

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1. PURCHASE OF SHARES.

(a) Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser             shares of the Company’s common stock (the “Common Stock”) for the Exercise Price per share specified in the Notice of Stock Option Grant payable by personal check, cashier’s check, money order or otherwise as permitted by the Option Agreement. Payment shall be delivered at the Closing, as such term is defined below.

(b) The closing (the “Closing”) under this Agreement shall occur at the offices of the Company as of the date hereof, or such other time and place as may be designated by the Company (the “Closing Date”).

SECTION 2. ADJUSTMENT OF SHARES.

Subject to the provisions of the Articles of Incorporation of the Company, if (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other cash or property to which Purchaser is entitled by reason of Purchaser’s ownership of the shares shall be immediately

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

subject to the Right of First Refusal, as defined below, with the same force and effect as the shares subject to the Right of First Refusal. Appropriate adjustments shall be made to the number and/or class of shares subject to the Right of First Refusal to reflect the exchange or distribution of such securities. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of First Refusal may be exercised by the Company’s successor.

SECTION 3. THE COMPANY’S RIGHT OF FIRST REFUSAL.

Before any shares of Common Stock registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Company as follows (the “Right of First Refusal”):

(a) Purchaser shall promptly deliver a notice (“Notice”) to the Company stating (i) Purchaser’s bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which Purchaser proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable U.S. federal, state or foreign securities laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Company’s Right of First Refusal as set forth herein.

(b) Within thirty (30) days after receipt of the Notice, the Company may elect to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. If the Company elects not to purchase all or any portion of the shares, the Company may assign its right to purchase all or any portion of the shares. The assignees may elect within thirty (30) days after receipt by the Company of the Notice to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 3 shall be made within thirty (30) days after receipt of the Notice by the Company and, at the option of the Company, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

(c) If all or any portion of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 3(b), Purchaser may sell those shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within sixty (60) days of the date of said Notice to the Company, and provided, further, that any such sale is made in compliance with applicable U.S. federal, state and foreign securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall be bound by, and shall acquire the shares of stock subject to, the provisions of this Agreement, including the Company’s Right of First Refusal.

(d) Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the

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EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

Company’s Right of First Refusal and shall require compliance with the procedures described in this Section 3.

(e) Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

(f) Notwithstanding the above, neither the Company nor any assignee of the Company under this Section 3 shall have any right under this Section 3 at any time subsequent to the closing of a public offering of the common stock of the Company pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(g) This Section 3 shall not apply to (i) a transfer by will or intestate succession, or (ii) a transfer to one or more members of Purchaser’s Immediate Family (defined below) or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser’s Immediate Family, provided that the transferee agrees in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser. The transferee shall execute a copy of the attached Annex II and file the same with the Secretary of the Company. For purposes of this Agreement, Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

In addition, and without limiting the foregoing, any shares or any right or interest therein of Common Stock registered in the name of Purchaser may not be sold, transferred, assigned, pledged, entered into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of, or otherwise in any manner disposed of or encumbered, whether voluntarily or by operation or law, or by gift or other unless Purchaser has complied with the Article 10 of the Company’s Amended and Restated Bylaws, as approved by the Company’s Board of Directors on February 9, 2011, and attached hereto as Annex I (the “Bylaws”). To the extent that that right of first refusal in the Bylaws imposes additional limitations or restrictions on the Purchaser, or grants additional rights to the Company, such additional limitations, restrictions and rights shall apply.

SECTION 4. PURCHASER’S RIGHTS AFTER EXERCISE OF RIGHT OF FIRST REFUSAL.

If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Section 3 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 5. LEGEND OF SHARES.

All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 6. PURCHASER’S INVESTMENT REPRESENTATIONS.

(a) This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Common Stock.

(b) Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. federal, state or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. federal, state or foreign securities laws and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

(c) Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock (including a disposition under Section 3 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (a) such disposition will not require registration or qualification of such Common Stock under applicable U.S. federal, state or foreign securities laws or (b) appropriate action necessary for compliance with the applicable U.S. federal, state or foreign securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section.

(d) With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar U.S. federal registration statement, this Subsection shall apply unless the transaction is covered by the exemption in California Corporations Code section 25102(o) or a similar broad-based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(e) Purchaser understands that if the Company does not register with the U.S. Securities and Exchange Commission pursuant to section 12 of the U.S. Securities Exchange Act of 1934, as amended, or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 7. NO DUTY TO TRANSFER IN VIOLATION OF THIS AGREEMENT.

The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 8. RIGHTS OF PURCHASER.

(a) Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Common Stock.

(b) Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Company, or a parent or subsidiary of the Company in any capacity. The Company reserves the right to terminate Purchaser’s Service at any time and for any reason without thereby incurring any liability to Purchaser.

SECTION 9. RESALE RESTRICTIONS/MARKET STAND-OFF.

Purchaser hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering; provided, however, that if either (a) during the last seventeen (17) days of such one hundred eighty (180) day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such one hundred eighty (180) day period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, then the restrictions imposed during such one hundred eighty (180) day period shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that in the event the Company or the underwriter requests that the one hundred eighty (180) day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty (180) day period shall continue to apply to the extent requested by the Company or the

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

underwriter to comply with such law, rules, regulations or trading policies. Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 10. OTHER NECESSARY ACTIONS.

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 11. NOTICE.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

SECTION 12. SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns. The failure of the Company in any instance to exercise the Right of First Refusal described herein shall not constitute a waiver of any other Right of First Refusal that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 13. APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

SECTION 14. NO STATE QUALIFICATION.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 15. NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 16. ENTIRE AGREEMENT.

This Agreement, the Option Agreement and the Plan constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CHEGG, INC.	(PURCHASER)

By

Its

CHEGG, INC.

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

ANNEX I

AMENDED AND RESTATED BYLAWS OF CHEGG, INC.

CHEGG, INC.

ANNEX I TO

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

ANNEX II

ACKNOWLEDGMENT OF AND AGREEMENT

The undersigned, as transferee of shares of Chegg, Inc. hereby acknowledges (i) that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of Chegg, Inc. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto and (ii) that he or she has read and reviewed the terms of the Amended and Restated Bylaws of Chegg, Inc. and agrees to be bound thereby, including without limitation by Article 10 thereof.

Dated: , .

(Signature of Transferee)

(Printed Name of Transferee)

CHEGG, INC.

ANNEX II TO

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

EXHIBIT B

U.S. FEDERAL TAX INFORMATION

(Current as of February, 2011)

The following memorandum briefly summarizes current U.S. federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the U.S. federal income tax laws and regulations are revised frequently and may change again in the future. Each participant is urged to consult a tax advisor, both with respect to U.S. federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any shares of stock acquired under the Plan.

Initial Grant of Options

The grant of an option, whether a nonqualified or nonstatutory stock option (“NSO”) or an incentive stock option (“ISO”), is not a taxable event for the optionee, and the Company obtains no deduction for the grant of the option. Note, however, that under new Section 409A of the Internal Revenue Code, which is generally effective January 1, 2005, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences, including immediate income tax upon the vesting of the option (whether or not exercised) and a 20% tax penalty.

Nonqualified or Nonstatutory Stock Options

The exercise of an NSO is a taxable event to the optionee. The amount by which the fair market value of the shares on the date of exercise exceeds the exercise price (the “spread”) will be taxed to the optionee as ordinary income. The spread will also be considered “wages” for purposes of FICA taxes. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee from the exercise of the option that is reported to the IRS by the optionee or the Company. In general, the optionee’s tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the required holding period before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

Internal Revenue Service regulations generally provide that, for the purpose of avoiding federal tax penalties, a taxpayer may rely only on formal written advice meeting specific requirements. The tax discussion in this document does not meet those requirements. Accordingly, the tax discussion was not intended or written to be used, and it cannot be used, for the purpose of avoiding federal tax penalties that may be imposed on you. Further, the tax discussion in this document could be considered to support the promotion or marketing of the transaction or matter discussed herein. You and any other person reading the tax discussion should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The capital gains holding periods are complex. If shares are held for more than one year, the maximum tax rate on the gain has been reduced from twenty percent (20%) to fifteen percent (15%) for gain recognized on or after May 6, 2003, and before January 1, 2011. Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply. The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs. The optionee’s basis in the new shares is the same as his or her basis in the old shares, and the capital gains holding period runs without interruption from the date when the old shares were acquired. The value of any new shares received by the optionee in excess of the number of old shares surrendered minus any cash the optionee pays for the new shares will be taxed as ordinary income. The optionee’s basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares. Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

Incentive Stock Options

The holder of an ISO will not be subject to U.S. federal income tax upon the exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Company on the exercise date (or the holder’s employment terminated within the three (3) months preceding the exercise date). Exceptions to this exercise timing requirement apply in the event the optionee dies or becomes disabled. A subsequent sale of the shares received upon the exercise of an ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one (1) year after the exercise of the ISO and more than two (2) years after the grant of the ISO. In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income and the Company will be entitled to a corresponding deduction, generally equal to the amount of ordinary income recognized by the optionee from the disqualifying disposition that is reported to the IRS by the optionee or the Company.

Favorable tax treatment is accorded to an optionee only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed one hundred thousand dollars ($100,000). If ISOs for shares whose aggregate value exceeds one hundred thousand dollars ($100,000) become exercisable in the same calendar year, the excess will be treated as NSOs.

A special rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO. If the optionee has not held the old shares for the full duration of the applicable holding periods,

CHEGG, INC.

EXHIBIT B TO STOCK OPTION AGREEMENT

U.S. FEDERAL TAX INFORMATION

then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares. As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages. In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

Alternative Minimum Tax

Alternative minimum tax is paid when such tax exceeds a taxpayer’s regular U.S. federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for U.S. federal income tax purposes, modified by certain adjustments and increased by tax preference items.

The “spread” under an ISO—that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price—is classified as alternative minimum taxable income for the year of exercise. Alternative minimum taxable income may be subject to the alternative minimum tax. However, if the shares of stock purchased upon the exercise of an ISO are sold in the same taxable year in which they are acquired, then the amount includible in the taxpayer’s alternative minimum taxable income will in no event exceed the amount realized upon such sale less the option exercise price paid for those shares.

In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale. The portion of a taxpayer’s alternative minimum tax attributable to certain items of tax preference (including the spread upon the exercise of an ISO) can be credited against the taxpayer’s regular liability in later years subject to certain limitations.

Withholding Taxes

Exercise of an NSO produces taxable income which is subject to withholding. The Company will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable U.S. federal, state and local withholding tax requirements.

U.S. federal tax law does not require unrecognized gain on exercise of an ISO to be treated as “wages” for the purposes of FICA taxes.

THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION. EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

CHEGG, INC.

EXHIBIT B TO STOCK OPTION AGREEMENT

U.S. FEDERAL TAX INFORMATION

CHEGG, INC.

2005 STOCK INCENTIVE PLAN

AMENDED AND RESTATED NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER: [—]

Chegg, Inc. (the “Company”) and you (“Participant” or “you”) previously entered into a Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement, dated [                    ] (together, the “Original RSU Notice & Agreement”) under the Company’s 2005 Stock Incentive Plan (the “Plan”) with the intention that such Original RSU Notice & Agreement include the terms set forth in your Offer Letter with the Company, dated [                    ] (your “Offer Letter”). Upon review, it is necessary to make certain revisions to your Original RSU Notice & Agreement so that it accurately reflects the intent of your Offer Letter. Accordingly, the Company and you wish to, and do hereby, amend and restate such Original RSU Notice & Agreement in its entirety as set forth herein pursuant to this Amended and Restated Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement, dated as of             , 2011.

Unless otherwise defined herein, terms defined in this Amended and Restated Notice of Restricted Stock Unit Award (“Notice of Grant”) shall have the definitions set forth in the Plan.

Name:

Address:

You have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the attached Restricted Stock Unit Agreement (hereinafter “RSU Agreement”) under the Plan, as follows:

Total Number of RSUs:

Date of Grant:

Employment Start Date:

Offer Letter Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant.

Vesting of RSUs

If application of a vesting percentage would cause vesting of a fractional share, then such vesting shall be rounded down to the nearest whole share and shall cumulate with any other fractional shares and such fractions shall vest as they aggregate into a whole Share.

A.	Initial Public Offering on or before One-Year Anniversary – Vesting Schedule

If the Company completes an initial public offering of the Company’s securities (“IPO”) on or before the one-year anniversary of your Employment Start Date (your “One-Year Anniversary”), the RSU will vest with respect to:

(a)	twenty percent (20%) of the Total Number of RSUs on the date that is six (6) months after the effective date of the IPO (the effective date of the IPO shall be referred to as an “Initial Vesting Event”); provided that Participant has remained in continuous Service to the Company through such date;

1

(b)	twenty percent (20%) of the Total Number of RSUs on the date that is twelve (12) months after the Initial Vesting Event; provided that Participant has remained in continuous Service to the Company through such date;

(c)	twenty percent (20%) of the Total Number of RSUs on the date that is eighteen (18) months after the Initial Vesting Event; provided that Participant has remained in continuous Service to the Company through such date;

(d)	twenty percent (20%) of the Total Number of RSUs on the date that is twenty-four (24) months after the Initial Vesting Event; provided that Participant has remained in continuous Service to the Company through such date; and

(e)	twenty percent (20%) of the Total Number of RSUs on the date that is thirty (30) months after the Initial Vesting Event; provided that Participant has remained in continuous Service to the Company through such date (each of the foregoing subsections (b) – (d) and this subsection (e), a “Subsequent Vesting Event”).

B.	No Initial Public Offering on or before One-Year Anniversary – Vesting Schedule

If the Company does not complete an IPO on or before your One-Year Anniversary, the vesting provisions of section “A” above shall not apply and instead, the RSU will vest in accordance with the terms set forth below:

Initial Vesting Event. No RSUs will vest until the earlier to occur of: (i) the date that is the earlier of (x) six (6) months after the effective date of an IPO or (y) March 15 in the calendar year following the year in which the IPO was declared effective; and (ii) the date of a Change of Control (as defined in your offer letter from the Company (“Offer Letter”)) (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

The number of RSUs that vest on an Initial Vesting Event shall be calculated as follows (the “Initial Vesting Time Based Component”):

(a)	if you have remained in continuous Service to the Company for twelve (12) months from your Employment Start Date but less than eighteen (18) months, the number of RSUs that shall vest on the Initial Vesting Event shall be twenty percent (20%) of the Total Number of RSUs, irrespective of whether your Services have terminated prior to the Initial Vesting Event;

(b)	if you have remained in continuous Service to the Company for eighteen (18) months from your Employment Start Date but less than twenty-four (24) months, the number of RSUs that shall vest on the Initial Vesting Event shall be forty percent (40%) of the Total Number of RSUs, irrespective of whether your Services have terminated prior to the Initial Vesting Event;

(c)	if you have remained in continuous Service to the Company for twenty-four (24) months from your Employment Start Date but less than thirty (30) months, the number of RSUs that shall vest on the Initial Vesting Event shall be sixty percent (60%) of the Total Number of RSUs, irrespective of whether your Services have terminated prior to the Initial Vesting Event;

(d)

if you have remained in continuous Service to the Company for thirty (30) months from your Employment Start Date but less than thirty-six (36) months, the number of RSUs that shall vest on the Initial Vesting Event shall be eighty percent (80%) of the Total Number of RSUs, irrespective of whether your Services have terminated prior to the Initial Vesting Event;

(e)	if you have remained in continuous Service to the Company for thirty-six (36) months from your Employment Start Date, the number of RSUs that shall vest on the Initial Vesting Event shall be one hundred percent (100%) of the Total Number of RSUs, irrespective of whether your Services have terminated prior to the Initial Vesting Event.

Subsequent Vesting Event. With respect to RSUs that remain unvested following the vesting on the Initial Vesting Event as set forth above, if any, vesting shall be determined as follows, provided you have remained in continuous Service to the Company on each such date: an additional twenty percent (20%) of the Total Number of RSUs shall vest on each of the eighteen (18), twenty-four (24), thirty (30) and thirty-six (36) month anniversaries of your Employment Start Date (each such date, a “Subsequent Vesting Event”).

Forfeiture of RSUs

If the Participant’s Service is terminated for any reason, (i) if such termination is prior to an Initial Vesting Event, (x) any RSUs other than those for which the Initial Vesting Time Based Component has been achieved shall be immediately forfeited and returned to the Plan, and (y) in the event that the Initial Vesting Event shall not have occurred prior to the Expiration Date, the remaining RSUs shall be forfeited and returned to the Plan upon the close of business of the Expiration Date, and (ii) if such termination is upon or after an Initial Vesting Event, the remainder of the RSUs other than those that have vested upon the Initial Vesting Event or upon a Subsequent Vesting Event (as defined in either Section A or Section B above) shall be forfeited and returned to the Plan.

Settlement of RSUs

Notwithstanding anything contained herein, settlement of vested RSUs shall occur within thirty (30) days of the Initial Vesting Event or any Subsequent Vesting Event provided such settlement is not conditioned on the Release. Settlement of RSUs on the Initial Vesting Event or any Subsequent Vesting Event shall be in Shares unless at the time of settlement the Committee, in its sole discretion, determines that settlement shall, in whole or in part, be in the form of cash, based on the then Fair Market Value of a Share of the Company’s Common Stock. Notwithstanding the immediately preceding sentence, settlement of RSUs pursuant to a Change of Control will be made in Shares, unless otherwise specified in the definitive agreement for such Change of Control. Where settlement of RSUs is made in Shares, Participant shall pay the Company an amount equal to the Purchase Price (as defined in the Plan), if any, but in no event less than the par value of such Shares in cash or other legal consideration permitted by Delaware General Corporation Law and as then determined by the Committee.

Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be Terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of an Initial Vesting Event or a Subsequent Vesting Event. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.

PARTICIPANT	CHEGG, INC.

Signature:	Signature:

Print Name:	Print Name:

Title:

CHEGG, INC.

RESTRICTED STOCK UNIT AGREEMENT UNDER THE

2005 STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in this Restricted Stock Unit Agreement (the “Agreement”) shall have the defined meanings set forth in the Company’s 2005 Stock Incentive Plan (the “Plan”).

You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Agreement.

1. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

2. Dividend Equivalents. Unless and until such time as Shares are issued in settlement of vested RSUs, dividends, if any (whether in cash or Shares), shall not be credited to Participant.

3. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4. Termination. Except as may be set forth in the Notice of Grant, if Participant’s Service is terminated for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

6. Withholding of Tax. When the RSUs are vested and/or settled the fair market value of the Shares is treated as income subject to withholding by the Company for income and employment taxes. The Company shall withhold an amount equal to the tax due at vesting and/or settlement from the Participant’s other compensation or require Participant to remit to the Company an amount equal to the tax then due. In its sole discretion, the Company may instead withhold a number of Shares with a fair market value equal to the minimum amount the Company is required to withhold for taxes. Further, an RSU is considered a deferral of compensation that is subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

7. Limitations on Transfer of Shares. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Restricted Stock Unit Agreement except in compliance with the provisions below, Article 10 of the Company’s Amended and Restated Bylaws, as approved by the Company’s Board of Directors on February 9, 2011, as may be amended from time to time (the “Bylaws”), which are attached hereto as Annex I, and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth herein (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed Participant or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Committee in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided herein, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the Right of First Refusal shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

In addition, and without limiting the foregoing, any Shares or any right or interest therein of Common Stock registered in the name of Participant may not be sold, transferred, assigned, pledged, entered into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of, or otherwise in any manner disposed of or encumbered, whether voluntarily or by operation or law, or by gift or other unless Participant has complied with Article 10 of the Bylaws. To the extent that the right of first refusal in the Bylaws imposes additional limitations or restrictions on the Participant, or grants additional rights to the Company, such additional limitations, restrictions and rights shall apply.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to subsection (b)(i) above, the price per Share shall be a price set by the Committee that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Participant or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Participant does not agree with the valuation as determined by the Committee, the Participant shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Participant and whose fees shall be borne equally by the Company and the Participant.

(c) Assignment. The Company’s rights under this Section 7 may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this agreement are satisfied.

(e) Termination of Rights. The rights provided under this Section 7 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or as otherwise determined by the Company or its successor.

8. U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.

9. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

10. Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Restricted Stock Unit Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

12. Entire Agreement; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

13. Market Standoff Agreement. Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

14. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Service, for any reason, with or without cause.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement. Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

ANNEX I

AMENDED AND RESTATED BYLAWS OF CHEGG, INC.

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